UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2018

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

On April 4, 2018, Immunomedics, Inc. (the “Company”), entered into a license agreement (the “License Agreement”) with The Scripps Research Institute, a California nonprofit public benefit corporation (“TSRI”). Pursuant to the License Agreement, TSRI granted to the Company an exclusive, worldwide, sub-licensable, royalty-bearing license to use certain patent rights relating to the Company’s antibody-drug conjugate sacituzumab govitecan. The License Agreement expires on a country-by-country basis on the expiration date of the last to expire licensed patent rights in such country covering a licensed product. The License Agreement may be terminated by the mutual written consent of the Company and TSRI, and TSRI may terminate the License Agreement upon the occurrence of certain events, including but not limited to if the Company does not make a payment due pursuant to the License Agreement and fails to cure such non-payment within 30 days after the date of TSRI’s written notice of such non-payment. As consideration for the license granted, the Company will make a cash payment of $250,000 to TSRI within 60 days of closing. Additionally, the Company will pay TRSI (i) product development milestone payments that range from the mid-six digit dollar figure to the low-seven digit dollar figure and (ii) royalties on net sales of licensed products in the low-single digit percentage figure range capped at an annual amount. The Company has agreed to use reasonable efforts to develop and market the licensed products.

The Company expects to file the License Agreement as an exhibit to its Annual Report on Form 10-K for the fiscal year ending June 30, 2018, and intends to seek confidential treatment for certain terms and provisions of the License Agreement. The foregoing description of the License Agreement is qualified in its entirety by reference to the text of the License Agreement, when filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

Date: April 10, 2018	By:	/s/ Michael R. Garone
Name: Michael R. Garone
Title: Vice President, Finance and Chief Financial Officer